Exhibit 1.1
EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.
$375,000,000 4.10% SENIOR NOTES DUE 2015
$375,000,000 7.50% SENIOR NOTES DUE 2040
UNDERWRITING AGREEMENT
November 16, 2010

November 16, 2010
RBS Securities Inc.
BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
as Managers of the several Underwriters named in Schedule II attached hereto (the “Managers”)
c/o RBS Securities Inc.
600 Washington Boulevard
Stamford, Connecticut 06910
Ladies and Gentlemen:
     El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company (the “Operating Company”) and a wholly owned subsidiary of El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) $375,000,000 principal amount of the Operating Company’s 4.10% Senior Notes due 2015 (the “2015 Notes”) and $375,000,000 principal amount of the Operating Company’s 7.50% Senior Notes due 2040 (the “2040 Notes” and together with the 2015 Notes, the “Notes”). The Operating Company’s obligations under the Notes and the Indenture (as defined below) will be unconditionally guaranteed (the “Guarantee”) on a senior unsecured basis by the Partnership. The Notes will be issued pursuant to an indenture dated as of March 30, 2010 (as supplemented prior to the date hereof, the “Base Indenture”), by and among the Operating Company and HSBC Bank USA, National Association, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture thereto (the “Supplemental Indenture”) to be dated as of November 19, 2010, by and among the Operating Company, as the issuer of the Notes, the Partnership, as the guarantor of the Notes, and the Trustee. The Base Indenture, as supplemented and amended by the Supplemental Indenture, is referred to herein as the “Indenture.”
     The Operating Company and the Partnership are hereinafter collectively referred to as the “Partnership Parties.”
     The Operating Company, Wyoming Interstate Company, L.L.C., a Delaware limited liability company (“WIC”), EPPP SNG GP Holdings, L.L.C., a

Delaware limited liability company (“EPPP SNG”), EPPP CIG GP Holdings, L.L.C., a Delaware limited liability company (“EPPP CIG”), Colorado Interstate Gas Company, a Delaware general partnership (“CIG”), WYCO Development LLC, a Colorado limited liability company (“WYCO Development”), CIG Funding Company, L.L.C., a Delaware limited liability company (“CIG Funding”), Colorado Interstate Issuing Corporation, a Delaware corporation (“CIG Issuing”), El Paso Elba Express Company, L.L.C., a Delaware limited liability company (“Elba Express”), Elba Express Company, L.L.C., a Delaware limited liability company (“Elba Sub”), and Southern LNG Company, L.L.C., a Delaware limited liability company (“SLNG”), are hereinafter collectively referred to as the “Subsidiaries.”
     Southern Natural Gas Company, a Delaware general partnership (“SNG”), Bear Creek Storage Company, L.L.C., a Louisiana limited liability company (“Bear Creek”), SNG Funding Company, L.L.C., a Delaware limited liability company (“SNG Funding”), and Southern Natural Issuing Corporation, a Delaware corporation (“SNG Issuing”), are hereinafter collectively referred to as the “Unconsolidated Affiliates.”
     It is understood and agreed to by the parties hereto that on November 12, 2010, the Partnership and El Paso Corporation, a Delaware corporation (“El Paso”), entered into a contribution agreement (the “Contribution Agreement”), pursuant to which the Partnership will consummate an acquisition from El Paso (the “Acquisition”) of (i) a 15% general partner interest in SNG (the “SNG Subject Interest”) and (ii) a 49% member interest in each of Elba Express and SLNG (together with the SNG Subject Interests, the “Subject Interest”) for aggregate consideration of $1,133,000,000.
     It is also understood and agreed to by the parties hereto that on November 16, 2010, the Partnership entered into an underwriting agreement with a syndicate of underwriters, pursuant to which the Partnership agreed to issue and sell to the underwriters in a public offering 10,500,000 common units representing limited partner interests in the Partnership (“November 2010 equity offering”). The Partnership also granted the Underwriters a 30-day option to purchase up to 1,575,000 additional common units.
     The Partnership Parties, El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company (“MLP GP”), the Unconsolidated Affiliates and the Subsidiaries are hereinafter collectively referred to as the “Partnership Entities.”
     The Partnership Entities, El Paso Pipeline Holding Company, L.L.C., a Delaware limited liability company (“El Paso LLC”), El Paso Pipeline LP Holdings, L.L.C., a Delaware limited liability company (“Holdings”) and El Paso are hereinafter collectively referred to as the “El Paso Entities.”

     The Operating Company and the Partnership (together, the “Issuers”) have filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File Nos. 333-165679-01 and 333-165679, respectively), including a prospectus, on Form S-3 relating to the securities (the “Shelf Securities”), including the Notes and the Guarantee, to be issued from time to time by the Issuers. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated March 25, 2010 in the form first used to confirm sales of the Notes (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Notes in the form first used to confirm sales of the Notes (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Notes and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.
     At or prior to the time when sales of the Notes were first made (the “Time of Sale”), the Partnership had prepared the following information (collectively, the “Time of Sale Prospectus”): the preliminary prospectus together with the free writing prospectuses, if any, identified in Schedule I hereto opposite the term “Time of Sale Prospectus.”
     As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Basic Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     1. Representations and Warranties. The Partnership Parties, jointly and severally, represent and warrant to and agree with the Underwriters that:
     (a) Registration Statement. (i) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities

Act that has been filed with the Commission not earlier than three years prior to the date hereof; (ii) the Issuers are each a well known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Issuers have not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement; (iii) no stop order of the Commission preventing or suspending the use of any preliminary prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge, are threatened by the Commission; (iv) the Registration Statement complied when it became effective, complies and will comply, at the Closing Date (as defined in Section 4), in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (the “Rules and Regulations”); (v) each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and Rules and Regulations; (vi) the Prospectus will comply, as of its date and at the Closing Date, in all material respects with the requirements of the Securities Act and the Rules and Regulations; (vii) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the Rules and Regulations; (viii) any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; (ix) the Registration Statement did not when it became effective, does not and will not, at the Closing Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (x) the Time of Sale Prospectus at the Time of Sale did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made; (xi) each Issuer Free Writing Prospectus (including any broadly available road show materials), when considered together with the Time of Sale Prospectus at the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made; and (xii) the Prospectus will not, as of its date and at the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty with respect to (A) any statement contained in any preliminary prospectus, the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus (including any broadly available road show materials) in reliance upon and in conformity with information furnished in writing by or on behalf of an Underwriter through you to the Partnership expressly for use in such preliminary prospectus, the Registration Statement, the Time of Sale Prospectus, the Prospectus or such free writing prospectus, which information is specified in Section 8(b) hereof or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”), of the Trustee.
     (b) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Neither the Operating Company nor the Partnership is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Issuers have complied with all prospectus delivery requirements, any filing requirements and any record keeping requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Other than the broadly available road show materials, if any, identified in Schedule I hereto opposite the term “Broadly Available Road Show,” the Issuers have not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Managers identified in Schedule I. The Issuers have retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed with the Commission pursuant to the Rules and Regulations. The Issuers have taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Notes will not be required to be filed pursuant to the Rules and Regulations. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement as of the Time of Sale, including any information contained in reports filed with the Commission and incorporated by reference in the Registration Statement.
     (c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Prospectus at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations.
     (d) Formation and Qualification. Each of the Partnership Entities has been duly formed or incorporated, as the case may be, is validly existing and is in good standing under the laws of its respective jurisdiction of formation or incorporation, as applicable, with all corporate, limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged and, in the case of MLP GP, to act as the general partner of the Partnership, in each case in all material respects as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Partnership Entities is duly registered or qualified to do business in and is in good standing as a foreign limited partnership, general partnership, limited liability company or corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered could not, individually or in the aggregate, have a material adverse effect on the financial condition, securityholders’ equity, results of operations, properties, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.
     (e) Ownership of El Paso LLC. El Paso directly owns 99% of the issued and outstanding limited liability company interests in El Paso LLC and indirectly, through a wholly owned subsidiary, owns 1% of the issued and outstanding limited liability company interests in El Paso LLC; such limited liability company interests are duly authorized and validly issued in accordance with El Paso LLC’s Amended and Restated Limited Liability Company Agreement (the “El Paso LLC Agreement”) and are fully paid (to the extent required by the El Paso LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and El Paso owns such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or claims (collectively “Liens”), other than restrictions on transfers arising under applicable securities laws or the El Paso LLC Agreement.
     (f) Ownership of MLP GP. El Paso LLC owns 100% of the issued and outstanding limited liability company interests in MLP GP; such limited liability company interests are duly authorized and validly issued in accordance with MLP GP’s limited liability company agreement the (“MLP GP LLC Agreement”) and are fully paid (to the extent required by the MLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and El Paso LLC owns such limited liability company interests free and clear of all Liens, other than restrictions on transfers arising under applicable securities laws or the MLP GP LLC Agreement.
     (g) Ownership of the General Partner Interest in the Partnership. MLP GP is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”); and MLP GP owns such general partner interest free and clear of all Liens, other than restrictions on transfers arising under applicable securities laws or the Partnership Agreement.
     (h) Ownership of Holdings. El Paso LLC owns 100% of the issued and outstanding limited liability company interests in Holdings; such limited liability company interests are duly authorized and validly issued in accordance with the Holdings Amended and Restated Limited Liability Company Agreement (the “Holdings LLC Agreement”) and are fully paid (to the extent required by the

Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and El Paso LLC owns such limited liability company interests free and clear of all Liens, other than restrictions on transfers arising under applicable securities laws or the Holdings LLC Agreement.
     (i) Ownership of the El Paso Units and the Incentive Distribution Rights. Holdings owns 60,672,648 Common Units (the “El Paso Common Units”) and 27,727,411 subordinated units (as defined in the Partnership Agreement, the “Subordinated Units” and, together with the El Paso Common Units, the “El Paso Units”) and MLP GP owns 100% of the Incentive Distribution Rights (as defined in the Partnership Agreement); the El Paso Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and Holdings owns the El Paso Units and MLP GP owns the Incentive Distribution Rights, in each case free and clear of all Liens, other than restrictions on transfers arising under applicable securities laws or the Partnership Agreement, that certain Pledge Agreement dated as of August 13, 2009, between Holdings and GIP Ranger Collateral Agent, LLC, as collateral agent, and the Lock-Up Agreement dated as of November 16, 2010 between Holdings and the managers of the several underwriters relating to the November 2010 equity offering.
     (j) Ownership of the Operating Company. The Partnership owns 100% of the issued and outstanding limited liability company interests in the Operating Company; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (the “Operating Company Limited Liability Company Agreement”) and are fully paid (to the extent required under the Operating Company Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens (except for restrictions on transfer arising under applicable securities laws or the Operating Company Limited Liability Company Agreement, or described in the Time of Sale Prospectus, including under the Credit Agreement, dated as of November 21, 2007, among the Partnership, the Operating Company and WIC and the lenders and agents identified therein (the “Credit Facility”)).
     (k) Ownership of the Subsidiaries. Prior to giving effect to the Acquisition, all of the equity interests in each of the Subsidiaries and Unconsolidated Affiliates are owned as set forth on Exhibit A hereto; all of such equity interests are duly and validly authorized and issued in accordance with the general partnership, limited partnership or limited liability company agreements of each such Subsidiaries and Unconsolidated Affiliates (the “Organizational Agreements”), are fully paid (to the extent required by the Organizational Agreements) and nonassessable (except as such nonassessability may be affected by (i) Sections 18-607 and 18-804 of the Delaware LLC Act, (ii) Sections 17-607 and 17-804 of the Delaware LP Act or (iii) Sections 15-309 and 15-807 of the Delaware Revised Uniform Partnership Act (the “Delaware GP Act”) or, in the case of the general partner interests in SNG and CIG, as set forth in the partnership agreements of SNG and CIG, respectively); and such equity interests are owned as set forth on Exhibit A free and clear of all Liens (except for restrictions on transfer arising under applicable Organizational Agreements or described in the Time of Sale Prospectus, including under the Credit Facility).
     (l) Ownership of SNG. On the Closing Date, EPPP SNG will own 45% of the issued and outstanding general partner interests in SNG, and after giving effect to the Acquisition, EPPP SNG will own 60% of the issued and outstanding general partner interests of SNG; with respect to each of the foregoing, such general partner interests will be duly authorized and validly issued in accordance with the general partnership agreement of SNG (the “SNG GP Agreement”); and EPPP SNG will own such general partner interests free and clear of all Liens (except for restrictions on transfer arising under applicable Organizational Agreements or described in the Time of Sale Prospectus, including under the Credit Facility).
     (m) No Other Subsidiaries. After giving effect to the Acquisition, other than the Subsidiaries and the Unconsolidated Affiliates, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than a note receivable held by SNG under the El Paso cash management program and notes receivable from El Paso held by CIG and the Partnership.
     (n) Authority and Authorization. The Operating Company and the Partnership have all requisite limited liability company and partnership power and authority, respectively, to issue, sell and deliver the Notes and the Guarantee, respectively, in accordance with and upon the terms and conditions set forth in this Agreement, the Operating Company Limited Liability Company Agreement, the Partnership Agreement, the Registration Statement and the Time of Sale Prospectus. Each of the Operating Company and the Partnership has all requisite right, power and authority to execute and deliver this Agreement and the Contribution Agreement and to perform its respective obligations thereunder. All corporate, partnership and limited liability company action, as the case may be, required to be taken by Partnership Entities or any of their security holders, members or partners for the authorization, issuance, sale and delivery of the Notes and the consummation of the transactions contemplated by this Agreement and the Contribution Agreement shall have been validly taken.

     (o) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties.
     (p) Authorization and Enforceability of the Contribution Agreement. The Contribution Agreement has been duly authorized and executed by each of the Partnership Entities and El Paso Entities party thereto and constitutes a valid and binding agreement of each, enforceable against each in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity whether enforcement is sought at law or in equity (the “Enforceability Exceptions”).
     (q) Authorization and Enforceability of the Indenture. The Indenture has been duly authorized by each of the Issuers and (assuming due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions, and the Indenture has been qualified under the Trust Indenture Act.
     (r) Authorization of the Notes. The Notes have been duly authorized by the Operating Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Operating Company enforceable against the Operating Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (s) Authorization of the Guarantee. The Guarantee has been duly authorized by the Partnership and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (t) No Conflicts. None of (i) the offering, issuance and sale by the Operating Company and the Partnership of the Notes and the Guarantee, respectively, and the application of the proceeds from the sale of the Notes and the Guarantee as described under “Use of Proceeds” in the Time of Sale Prospectus, (ii) the execution, delivery and performance of this Agreement, the Indenture and the Notes (collectively, the “Debt Documents”) and the Contribution Agreement by the Partnership Entities party thereto, as applicable, or (iii) the consummation of the transactions contemplated by the Debt Documents and the Contribution Agreement (A) constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document of any of the Partnership Entities, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Facility), which breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Partnership Entities to perform their obligations under the Debt Documents and the Contribution Agreement.
     (u) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities is required in connection with (i) the offering, issuance or sale by the Operating Company and the Partnership of the Notes and the Guarantee, respectively, (ii) the application of the proceeds therefrom as described under “Use of Proceeds” in the Time of Sale Prospectus, (iii) the execution and delivery of the Debt Documents and the Contribution Agreement by the Partnership Entities party thereto, as applicable, and consummation by such Partnership Entities of the transactions contemplated hereby and thereby, except for (A) such permits, consents, approvals and similar authorizations as may be required under the Securities Act or the Exchange Act, (B) that have been obtained pursuant to the Trust Indenture Act and (C) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the transactions provided for in this Agreement and the Contribution Agreement.
     (v) No Defaults. None of the Partnership Entities is, and upon the closing of the Acquisition, none of the Partnership Entities will be, (i) in violation of its certificate of limited partnership, agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (ii) or (iii), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the transactions provided for in this Agreement and the Contribution Agreement.
     (w) Conformity of Notes, Guarantee and Indenture to Description in the Time of Sale Prospectus and Prospectus. The Indenture conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Notes and the Guarantee, when issued or executed and delivered in accordance with the terms of the Indenture or Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will each conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (x) No Material Adverse Change. None of the Partnership Entities has sustained, since the date of the latest audited financial statements included in the Time of Sale Prospectus and giving effect to the Partnership’s January 2010 equity offering, March 2010 debt offering, June 2010 equity offering, June 2010 debt offering, September 2010 equity offering, acquisition of a 20% general partner interest in SNG in June 2010 and the Acquisition, any loss or interference with its business from fire, explosion, flood or other calamity, regardless of whether covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capitalization or increase in the long-term debt of any of the Partnership Entities or any adverse change in or affecting the condition (financial or otherwise), results of operations, securityholders’ equity, properties, management, prospects or business of the Partnership Entities, taken as a whole, in each case except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (y) Conduct of Business. Except as disclosed in or contemplated by the Registration Statement and Time of Sale Prospectus, since the date as of which information is given in the Time of Sale Prospectus, none of the Partnership Entities has (i) incurred any liability or obligation, direct or contingent, that, individually or in the aggregate, is material to the Partnership Entities taken as a whole, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of business that, individually or in the aggregate, is material to the Partnership Entities taken as a whole, or (iii) declared, paid or made any dividend or distribution on any class of security.
     (z) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and Time of Sale Prospectus (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act, (ii) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis shown therein at the dates or for the periods indicated, and (iii) have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved except for changes in accounting principles as described therein. The summary historical financial data included in the Time of Sale Prospectus under the captions “Summary—Summary Historical Financial Data” and “Summary—Results of Operations” are fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which they have been derived. The pro forma financial statements of the Partnership and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The pro forma financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.
     (aa) Statistical and Market-Related Data. The statistical and market-related data included in the Time of Sale Prospectus are based on or derived from sources that the Partnership Entities believe to be reliable and accurate in all material respects.
     (bb) Independent Registered Public Accounting Firm. Ernst & Young LLP, who has audited the audited financial statements contained in the Registration Statement and the Time of Sale Prospectus, whose report appears in the Time of Sale Prospectus and the Prospectus and who has delivered the initial letter referred to in Section 5(e) hereof, is, and was during the periods covered by the financial statements covered by such reports, an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
     (cc) Title to Properties. As of the date hereof and on the Closing Date, each Partnership Entity has, and following the consummation of the Acquisition each Partnership Entity will have, good and indefeasible title to all its interests in real property, other than real property held under lease, subject to recordation of individual conveyances and assignments, and good title to all its personal property (excluding easements or rights-of-way), in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Time of Sale

Prospectus, (ii) for Liens that arise under the Credit Facility, or (iii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement or the Time of Sale Prospectus; and all assets held under lease by the Partnership Entities are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Partnership Entities.
     (dd) Rights-of-Way. As of the date hereof and on the Closing Date, each Partnership Entity has, and following the consummation of the Acquisition each Partnership Entity will have, such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in and subject to the limitations contained in the Time of Sale Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained in the Time of Sale Prospectus, at the Time of Sale, each Partnership Entity has, or following consummation of the Acquisition will have, fulfilled and performed all its material obligations with respect to such rights-of-way required to be fulfilled or performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and except as described in the Time of Sale Prospectus, and none of such rights-of-way will contain any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (ee) Permits. As of the date hereof and on the Closing Date, each Partnership Entity has, and following the consummation of the Acquisition each Partnership Entity will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Time of Sale Prospectus, subject to such qualifications as may be set forth in the Time of Sale Prospectus and except for such permits, consents, franchises, certificates and authorizations which are either not required to be obtained on or before the Closing Date or if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed in all material respects all its obligations with respect to such permits in the manner described, and subject to the limitations contained in the Time of Sale Prospectus, and to the knowledge of the Partnership Entities no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit. None of the Partnership Entities has received written notification of any revocation or modification of any such permit.

     (ff) Environmental Compliance. Except as described in the Time of Sale Prospectus, each of the Partnership Entities, with respect to the assets owned or leased by the Partnership Entities at the Time of Sale, (i) is, and at all times prior hereto was, in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in compliance with all terms and conditions of any such permits and (iv) has not received written notice, or to the knowledge of the Partnership Entities, oral notification of any actual or alleged violation of Environmental Law, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (gg) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance relating to the assets owned or leased by the Partnership Entities at the Time of Sale in such amounts and covering such risks as is commercially reasonable and adequate in accordance with customary industry practice to protect the Partnership Entities and their business, and all insurance is in full force and effect. None of the Partnership Entities believe that they will not be able (i) to renew their existing insurance coverage relating to the assets owned or leased by the Partnership Entities at the Time of Sale as and when such policies expire to an extent that is adequate in accordance with customary industry practice to protect the Partnership Entities and their business or (ii) to obtain comparable coverage relating to the assets owned or leased by the Partnership Entities at the Time of Sale from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.
     (hh) Litigation. Except as described in the Time of Sale Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Partnership Entities, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Notes, or (C) in any manner draw into question the validity of this Agreement.
     (ii) Related Party Transactions. No relationship, direct or indirect, exists between or among the El Paso Entities on the one hand, and the directors, officers, partners, customers or suppliers of MLP GP and its affiliates (other than the Partnership Entities) on the other hand, which is required to be described in the Time of Sale Prospectus or the Prospectus and which is not so described.
     (jj) No Labor Disputes. No labor dispute with the employees that are engaged in the business of the Partnership Entities exists or, to the knowledge of the Partnership Entities, is imminent or threatened. None of the Partnership Entities is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.
     (kk) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes due thereon, other than those which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.
     (ll) No Omitted Descriptions; Legal Proceedings. There are no legal or governmental proceedings pending or contracts or other documents of a character required to be described in the Registration Statement or the Time of Sale Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. None of the Partnership Entities has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof except, in each case, as would not reasonably be expected to have a Material Adverse Effect; and statements made in the Time of Sale Prospectus under the captions “Description of Notes,” “Description of Other Indebtedness,” “Underwriting,” and “Certain United States Federal Income Tax Considerations” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
     (mm) Books and Records. The Partnership Entities (i) make and keep accurate books and records and (ii) maintain and have maintained a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Partnership Entities’ financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the assets of the Partnership Entities is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the assets of the Partnership Entities is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (nn) Disclosure Controls and Procedures. (i) The Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership Entities in the reports they file or submit under the Exchange Act is accumulated and communicated to their respective management, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
     (oo) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership reviewed or audited by Ernst & Young LLP, (i) none of the Partnership Entities has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, regardless of whether material, that involves management or other employees who have a significant role in the internal controls of the Partnership Entities, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (pp) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership and any of MLP GP’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (qq) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed nor, prior to the later to occur of the Closing

Date and completion of the distribution of the Notes, will distribute any offering material in connection with the offering and sale of the Notes other than any preliminary prospectus, the Prospectus, any free writing prospectus to which the Managers have consented in accordance with Section 1(b) or 6(c), or any other materials, if any, permitted by the Securities Act, including Rule 134.
     (rr) Market Stabilization. None of the Partnership Entities has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any securities of the Issuers or to facilitate the sale or resale of the Notes.
     (ss) Investment Company. None of the Partnership Entities is now, or after giving effect to the Acquisition and the sale of the Notes to be sold by the Operating Company hereunder and application of the net proceeds from such sale as described in the Time of Sale Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.
     (tt) No Foreign Operations. None of the Partnership Entities conducts business operations outside the United States.
     (uu) ERISA. Each Partnership Entity is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity (after giving effect to the Acquisition expects to incur liability under Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.
     (vv) Foreign Corrupt Practices Act. None of the Partnership Entities, nor, to the knowledge of the Partnership Entities, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; or (ii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977.

     (ww) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Entities, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (xx) Office of Foreign Assets Control. None of the Partnership Entities nor, to the knowledge of the Partnership Entities, any director, officer, agent, employee or affiliate of the any of the Partnership Entities is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity that, at the time of such funding, is the subject of any sanctions administered by OFAC.
     (yy) Sufficiency of the Contribution Agreement. The Contribution Agreement, together with the transactions contemplated thereby, is legally sufficient to transfer or convey to the Partnership and the Subsidiaries party thereto satisfactory title to, or valid rights to the Subject Interest as contemplated by the Time of Sale Prospectus and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the Contribution Agreement.
     2. Agreements to Sell and Purchase. The Operating Company hereby agrees to sell to the Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, to purchase from the Operating Company, the 2015 Notes at a purchase price of 99.17% of the principal amount of the 2015 Notes and the 2040 Notes at a purchase price of 98.215% of the principal amount of the 2040 Notes, in each case plus accrued interest from November 19, 2010 to the Closing Date.
     3. Terms of Public Offering. The Issuers are advised by you that the Underwriters propose to make a public offering of their respective portions the Notes as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Operating Company is further advised by you that the Notes are to be offered to the public upon the terms set forth in the Prospectus.

     4. Payment and Delivery. Payment for the Notes shall be made to the Operating Company in Federal or other funds immediately available in New York City against delivery of such Notes for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the closing date set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Delivery of the Notes, including the Guarantee, shall be made to the Managers for the account of each Underwriter against payment by the several Underwriters through the Managers of the respective aggregate purchase price of the Notes, including the Guarantee, being sold by the Issuers to or upon the order of the Operating Company by wire transfer in immediately available funds to the accounts specified by the Operating Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Issuers shall deliver the Notes, including the Guarantee, through the facilities of The Depository Trust Company (“DTC”). The Notes, including the Guarantee, shall be evidenced by one or more certificates in global form registered in the name of Cede & Co., as DTC’s nominee, and having an aggregate principal amount corresponding to the aggregate principal amount of the Notes.
     5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Partnership Entities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
          (ii) except as set forth in or contemplated by the Time of Sale Prospectus, as of the date of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in the financial condition or in the earnings, business or operations of the Partnership Entities, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Time of Sale Prospectus.

     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the MLP GP by the Chief Executive Officer and Chief Financial Officer of the MLP GP with respect to the entities covered by the certificate, stating that:
          (i) the representations, warranties and agreements of the Partnership Parties in Section 1 of this Agreement are true and correct on and as of the Closing Date, and the Partnership Parties have satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;
          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;
          (iii) since the date of the most recent financial statements included in the Time of Sale Prospectus, there have been no occurrences which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and
          (iv) they have carefully examined the Registration Statement, the Time of Sale Prospectus and the Prospectus, and, in their opinion, (A) (1) the Registration Statement, as of its effective date and as of the Closing Date, (2) the Time of Sale Prospectus, as of the Time of Sale, and (3) the Prospectus, as of the date of the Prospectus and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Registration Statement’s effective date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any free writing prospectus that has not been so set forth.
     (c) The Underwriters shall have received on the Closing Date an opinion of Andrews Kurth LLP, outside counsel for the Issuers, dated the Closing Date, substantially in the form attached hereto as Exhibit B.
     (d) The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the Closing Date, covering such matters with respect to the issuance and sale of the Notes, the Registration Statement, the Time of Sale Prospectus and the Prospectus and other related matters as the Managers may reasonably require, and the Partnership

Entities shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.
     (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, stating, as of the date hereof or the Closing Date, as the case may be (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the preliminary prospectus, as of a date not more than three days prior to the date hereof or the Closing Date, as the case may be), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (f) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of (i) the MLP GP and the Partnership by the Chief Executive Officer and Chief Financial Officer of the MLP GP and (ii) El Paso by the Executive Vice President and General Counsel of El Paso, in each case with respect to the entities covered by the certificate, stating that the Acquisition shall be consummated as soon as practicable, but in no event later than two days, following the Closing Date, and there will be no material closing conditions to the closing of the Acquisition that are outside the control of the Partnership or El Paso.
     6. Covenants of the Partnership Parties. The Partnership Parties covenant with each Underwriter as follows:
     (a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) To prepare a final term sheet containing solely a description of the Notes, substantially in the form of Schedule III hereto, and approved by the Managers and file such term sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule.
     (c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

     (d) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which you reasonably object.
     (e) Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (f) If the Time of Sale Prospectus is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (g) If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which the Notes may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (h) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that, none of the Partnership Parties shall be required to qualify as a foreign entity or to take any action that would subject any of the Partnership Parties to service of process in any such jurisdiction where any such entity is not presently qualified or where any such entity would be subject to taxation as a foreign entity.
     (i) To make generally available to the Partnership’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Operating Company’s and the Partnership’s counsel and the Partnership’s accountants in connection with the registration and delivery of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Form T-1, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Operating Company or the Partnership and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees in connection with the qualification of the offering of the Notes by the Financial Industry Regulatory Authority, (v) any fees required to be paid to rating agencies in connection with the rating of the Notes, (vi) the fees, costs and expenses of the Trustee, any agent of the Trustee and any paying agent (including related fees and expenses of a counsel to such parties), (vii) the costs and expenses of the Issuers relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show and (viii) all other costs and expenses incident to the performance of the obligations of the Partnership hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Notes and any advertising expenses connected with any offers it may make.
     (k) Not to, without the prior written consent of RBS Securities Inc. on behalf of the Underwriters, during the period ending on the Closing Date (the “Lock-up Period”), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any debt securities (other than the Notes) in the same market as the Notes.
     7. Covenants of the Underwriters. Each Underwriter severally covenants with the Issuers not to take any action that would result in the Issuers being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Issuers thereunder, but for the action of the Underwriter.
     8. Indemnity and Contribution.
     (a) Each of the Partnership Parties agrees, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and affiliates of any Underwriter who have, or who are alleged to have, participated in the distribution of the Notes as underwriters, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Operating Company or the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through you expressly for use therein.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Partnership Parties and each of their directors, each of their officers who sign the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Issuers in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto. The Partnership Parties acknowledge that the statements set forth (i) opposite the heading “Public offering price” on the cover page, (ii) in the last paragraph of the cover page regarding delivery of the Notes, (iii) under the heading “Risk Factors” regarding the Underwriters’ intention to make a market in the Notes, (iv) in the third paragraph under the heading “Underwriting” regarding concessions and reallowances, and (v) in the fifth paragraph under the heading “Underwriting” regarding stabilizing transactions, in any preliminary prospectus, Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by RBS Securities Inc., in the case of parties indemnified pursuant to Section 8(a), and by the Partnership, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Partnership Parties and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Notes set forth in the Prospectus. The relative fault of the Partnership Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.
     (e) The Partnership Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Partnership Parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Partnership Parties, each of their officers or directors or any person controlling the Partnership Parties and (iii) acceptance of and payment for any of the Notes.
     9. Termination. The Underwriters may terminate this Agreement by notice given by the Managers identified in Schedule I to the Issuers, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, the

Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     10. Effectiveness; Defaulting Underwriters.
     This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Notes set forth opposite the names of all such non defaulting Underwriters, or in such other proportions as you may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one ninth of such principal amount of Notes without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to you and the Issuers for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non defaulting Underwriter or the Issuers. In any such case either you or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If (a) the Operating Company shall fail to tender the Notes for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Partnership Entities to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Partnership Entities is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement, then, except as specified in the following sentence, the Partnership Entities will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by Underwriters in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Partnership Entities shall pay the full amount thereof to the Representatives. If this Agreement is terminated (i) pursuant to Section 9 because of the occurrence of any event specified in Section 9 (other than as specified in Sections 9(ii)), the Partnership Entities shall not be obligated to reimburse the Underwriters for any expenses specified in the immediately preceding sentence or (ii) pursuant to this Section 10 by reason of the default of one or more Underwriters, the Partnership Entities shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
     11. Entire Agreement.
          (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Partnership and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Notes.
          (b) The Issuers acknowledge that in connection with the offering of the Notes: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Issuers or any other person, (ii) the Underwriters owe the Issuers only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Issuers. The Issuers waive to the full extent permitted by applicable law any claims each of them may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.
     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Issuers shall be delivered, mailed or sent to the address of the Partnership set forth in the Registration Statement, Attention: Robert W. Baker (Fax: 713.420.5043).
[Signature page follows]

Very truly yours, EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C
By:	/s/ John J. Hopper
	Name:	John J. Hopper
	Title:	Vice President and Treasurer

EL PASO PIPELINE PARTNERS, L.P.
By: El Paso Pipeline GP Company, L.L.C., its general partner

By:	/s/ John J. Hopper
	Name:	John J. Hopper
	Title:	Vice President and Treasurer

Signature Page to Underwriting Agreement

Accepted as of the date hereof

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	RBS Securities Inc.

By:	/s/ Mark Frenzel

	Name:	Mark Frenzel
	Title:	Vice President

By:	BNP Paribas Securities Corp.

By:	/s/ Jim Turner

	Name:	Jim Turner
	Title:	Managing Director

By:	Deutsche Bank Securities Inc.

By:	/s/ Ben Smilchensky

	Name:	Ben Smilchensky
	Title:	Managing Director

By:	/s/ John C. McCabe

	Name:	John C. McCabe
	Title:	Director

By:	J.P. Morgan Securities LLC

By:	/s/ Robert Bottamedi

	Name:	Robert Bottamedi
	Title:	Vice President
Signature Page to Underwriting Agreement

SCHEDULE I

Managers authorized to consent under Section 1(b):	RBS Securities Inc. BNP Paribas Securities Corp. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC

Managers authorized to deliver notice of termination under Section 9:	RBS Securities Inc. BNP Paribas Securities Corp. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC

Time of Sale Prospectus:	The preliminary prospectus supplement dated November 16, 2010 relating to the Notes.

The term sheet in the form set forth on Schedule II to this Agreement.

Schedule of Free Writing Prospectuses included in the Time of Sale Prospectus:

Free writing prospectus (File No. 333-165679) filed with the Commission on November 16, 2010.

Broadly Available Road Show:	None.

Closing Date and Time:	10:00 a.m., New York City time, November 19, 2010

Address for Notices to Underwriters:	RBS Securities Inc. 600 Washington Boulevard Stamford, Connecticut 06910

BNP Paribas Securities Corp. 787 Seventh Avenue New York, NY 10019 Attention: Syndicate Desk

Deutsche Bank Securities Inc. 60 Wall Street

New York, New York 10005

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179
Signature Page to Underwriting Agreement

SCHEDULE II

	Principal Amount of	Principal Amount of
	2015 Notes To Be	2040 Notes To Be
Underwriter	Purchased	Purchased
RBS Securities Inc.	$56,250,000	$56,250,000
BNP Paribas Securities Corp.	$56,250,000	$56,250,000
Deutsche Bank Securities Inc.	$56,250,000	$56,250,000
J.P. Morgan Securities LLC	$56,250,000	$56,250,000
BMO Capital Markets Corp.	$25,500,000	$25,500,000
Natixis Securities North America Inc.	$25,500,000	$25,500,000
Scotia Capital (USA) Inc.	$25,500,000	$25,500,000
SG Americas Securities, LLC	$25,500,000	$25,500,000
UniCredit Capital Markets, Inc.	$25,500,000	$25,500,000
The Williams Capital Group, L.P.	$22,500,000	$22,500,000
Total:	$375,000,000	$375,000,000

II-1

SCHEDULE III
Issuer Free Writing Prospectus, dated November 16, 2010
Filed Pursuant to Rule 433 under the Securities Act of 1933
Registration No. 333-165679
333-165679-01
El Paso Pipeline Partners Operating Company, L.L.C.
Pricing Term Sheet

Issuer:	El Paso Pipeline Partners Operating Company, L.L.C.

Guarantor:	El Paso Pipeline Partners, L.P.

Title of Securities:	4.100% Senior Notes due 2015
7.500% Senior Notes due 2040

Principal Amount:	Notes due 2015: $375,000,000
Notes due 2040: $375,000,000

Price to the Public:	Notes due 2015: 99.92%
Notes due 2040: 99.34%

Underwriting Discount:	Notes due 2015: 0.750%
Notes due 2040: 1.125%

Net Proceeds to Issuer	$738,993,750
(after estimated offering expenses):

Interest Rate:	Notes due 2015: 4.100%
Notes due 2040: 7.500%

Payable:	May 15 and November 15, commencing May 15, 2011

Date of Maturity:	Notes due 2015: November 15, 2015
Notes due 2040: November 15, 2040

Yield to Maturity:	Notes due 2015: 4.118%
Notes due 2040: 7.556%

Spread to Benchmark Treasury:	Notes due 2015: +262.5 bps
Notes due 2040: +325.0 bps

Benchmark Treasury:	Notes due 2015: UST 1.250% due October 31, 2015
Notes due 2040: UST 3.875% due August 15, 2040

II-1

Benchmark Yield:	Notes due 2015: 1.493%
Notes due 2040: 4.306%

Make-Whole Call:	Notes due 2015: Treasury +40 basis points
Notes due 2040: Treasury +50 basis points

CUSIP:	Notes due 2015: 28370T AB5
Notes due 2040: 28370T AD1

ISIN:	Notes due 2015: US28370TAB52
Notes due 2040: US28370TAD19

Trade Date:	November 16, 2010

Settlement Date:	November 19, 2010 (T+3)

Joint Book-Running Managers:	RBS Securities Inc.
BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC

Co-Managers:	BMO Capital Markets Corp.
Natixis Securities North America Inc.
Scotia Capital (USA) Inc.
SG Americas Securities, LLC
The Williams Capital Group, L.P.
UniCredit Capital Markets, Inc.
Revised Capitalization Disclosure
In the As Adjusted column of the capitalization table on page S-19 of the preliminary prospectus supplement relating to the offering of the notes, Cash and cash equivalents is $64.1, EPB/EPB Operating revolving credit facility is $307.2, Total long-term debt and other financing obligations is $3,478.3, and Total capitalization is $5,813.0. (All amounts in millions)
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by RBS Securities Inc. at 866-884-2071, BNP Paribas Securities Corp. at 800-854-5674, Deutsche Bank Securities Inc. at 800-503-4611, or J.P. Morgan Securities LLC at 212-834-4533.

II-2

EXHIBIT A
OWNERSHIP BY THE PARTNERSHIP
OF SUBSIDIARIES AND UNCONSOLIDATED AFFILIATES
Ownership of Subsidiaries:

Entity	Equity Owned by Identified Partnership Entity
OLLC	100% of limited liability company interests owned by the Partnership

EPPP SNG	100% of limited liability company interests owned by OLLC

EPPP CIG	100% of limited liability company interests owned by OLLC

WIC	100% membership interest owned by OLLC

CIG	58% general partner interest owned by EPPP CIG
42% general partner interest owned by El Paso Noric Investments III, L.L.C.

WYCO Development	50% of limited liability company interests owned by CIG

CIG Funding	100% of limited liability company interests owned by CIG Finance

CIG Issuing	100% of capital stock owned by CIG

Elba Express*	51% of limited liability company interests owned by OLLC

Elba Sub	100% of limited liability company interests owned by Elba Express

SLNG*	51% of limited liability company interests owned by OLLC
Ownership of Unconsolidated Affiliates:

Entity	Equity Owned by Identified Partnership Entity
SNG*	45% general partner interest owned by EPPP SNG 55% general partner interest owned by El Paso SNG Holding Company, L.L.C.

Bear Creek	50% of the outstanding capital stock owned by SNG 50% of the outstanding capital stock owned by Tennessee Pipeline Company

SNG Funding	100% of limited liability company interests owned by SNG

SNG Issuing	100% of capital stock owned by SNG

*	Prior to Acquisition

EXHIBIT B
FORM OF OPINION OF ANDREWS KURTH LLP
(See attached)

November [__], 2010

To:	RBS Securities Inc.
BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC

c/o RBS Securities Inc.
600 Washington Boulevard
Stamford, Connecticut 06910

Re: 4.10% Senior Notes due 2015 and 7.50% Senior Notes due 2040, each issued by El Paso Pipeline Partners Operating Company, L.L.C.
Ladies and Gentlemen:
     We have acted as special counsel to El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company (the “Issuer”), and El Paso Pipeline Partners, L.P., a Delaware limited partnership, the sole member of the Issuer and the guarantor of the Securities (as defined below) (the “Guarantor”), in connection with the Underwriting Agreement dated November [__], 2010 (the “Underwriting Agreement”) among (i) the Issuer, (ii) the Guarantor and (iii) RBS Securities Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as the Managers of the several underwriters named therein (the “Underwriters”), relating to the sale by the Issuer to the Underwriters of $375,000,000 principal amount of the Issuer’s 4.10% Senior Notes due 2015 (the “2015 Notes”) and $375,000,000 principal amount of the Issuer’s 7.50% Senior Notes due 2040 (the “2040 Notes” and together with the 2015 Notes, the “Securities”). The Issuer and the Guarantor are referred to collectively herein as the “Obligors.”
     The Securities will be issued pursuant to an indenture dated as of March 30, 2010 (the “Base Indenture”), by and among the Issuer and HSBC Bank USA, National Association, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture thereto (the “Supplemental Indenture”) dated as of the date hereof, by and among the Issuer, the Guarantor and the Trustee (the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”).
     We are furnishing this opinion letter to you pursuant to Section 5(c) of the Underwriting Agreement.
     In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

     (a) the Registration Statement on Form S-3 (File No. 333-165679-01) relating to securities to be issued by the Obligors from time to time, including the Securities, filed by the Obligors under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on March 25, 2010, including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, as so amended at the time it became effective and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);
     (b) the preliminary prospectus supplement dated November 16, 2010, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);
     (c) the prospectus supplement dated November [__], 2010, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);
     (d) the Issuer’s pricing term sheet dated November 16, 2010 in the form filed with the SEC on November 16, 2010 as a free writing prospectus (the “Pricing Term Sheet”);
     (e) each of the Guarantor’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);
     (f) the Indenture;
     (g) the form of the Securities;
     (h) the global notes executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $375,000,000, representing the 2015 Notes and in the aggregate principal amount of $375,000,000, representing the 2040 Notes, in each case purchased and sold pursuant to the Underwriting Agreement;
     (i) the Underwriting Agreement;
     (j) the Certificate of Formation of the Issuer, certified by the Secretary of State of the State of Delaware as in effect on November [__], 2010, and certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (n) below, the date of the Underwriting Agreement and the date hereof (the “Issuer Certificate of Formation”);
     (k) the Limited Liability Company Agreement of the Issuer, certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (n) below, the date of the Underwriting Agreement and the date hereof (the “Issuer LLC Agreement”);
     (l) the Certificate of Formation of El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company and the general partner of the Guarantor (the “Guarantor General Partner”), certified by the Secretary of State of the State of Delaware as in effect on November [__], 2010, and certified by the Secretary of the Guarantor General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (n) below, the date of the Underwriting Agreement and the date hereof;
     (m) the Limited Liability Company Agreement of the Guarantor General Partner, certified by the Secretary of the Guarantor General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (n) below, the date of the Underwriting Agreement and the date hereof (the “Guarantor GP LLC Agreement”);
     (n) resolutions of the Board of Directors of the Guarantor General Partner, dated November [__], 2010, and resolutions of the Pricing Committee of the Board of Directors of the Guarantor General Partner dated November 16, 2010, certified by the Secretary of the Guarantor General Partner;
     (o) the Certificate of Limited Partnership of the Guarantor, certified by the Secretary of State of the State of Delaware as in effect on November [__], 2010, and certified by the Secretary of the Guarantor General Partner, as in effect on each of the dates of the adoption of the resolutions specified in paragraph (n) above, the date of the Underwriting Agreement and the date hereof (the “Guarantor LP Certificate”);
     (p) the First Amended and Restated Agreement of Limited Partnership, as amended by Amendment No. 1 thereto, of the Guarantor, certified by the Secretary of the Guarantor General Partner, as in effect on each of the dates of the adoption of the resolutions specified in paragraph (n) above, the date of the Underwriting Agreement and the date hereof (the “Guarantor LP Agreement”);
     (q) the Contribution Agreement dated as of November 12, 2010 (the “Contribution Agreement”) by and among El Paso Corporation, El Paso SNG Holding Company, L.L.C., EPPP SNG GP Holdings, L.L.C., Southern Natural Gas Company, Southern LNG, Elba Express, the Issuer and the Guarantor;
     (r) the results of uniform commercial code searches dated November [__], 2010 purporting to identify all effective uniform commercial code financing statements on file in the offices of the Secretary of State of the State of Delaware, as applicable, through November [__], 2010, naming as a debtor, any of the Guarantor General Partner, the Guarantor, or El Paso Pipeline Holding Company, L.L.C., a Delaware limited liability company (“El Paso LLC”);
     (s) certificates from the Secretary of State of the State of Delaware dated November [__], 2010 as to the good standing and legal existence under the laws of the State of Delaware of each of the Obligors;

     (t) a certificate dated the date hereof (the “Opinion Support Certificate”), executed by the President and Chief Executive Officer of El Paso LLC and by the Vice President and Corporate Secretary of the Guarantor General Partner, a copy of which is attached hereto as Exhibit A; and
     (u) each of the Applicable Agreements (as defined below).
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Obligors (including without limitation the facts certified in the Opinion Support Certificate) and (ii) statements and certifications of public officials and others.
     As used herein the following terms have the respective meanings set forth below:
     “Applicable Agreements” means those agreements and other instruments identified on Schedule 1 to the Opinion Support Certificate, which have been certified by officers of each of the Obligors as being every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Obligors and their subsidiaries, considered as a single enterprise.
     “Applicable Orders” means those orders or decrees of governmental authorities identified on Schedule 2 to the Opinion Support Certificate, which have been certified by officers of each of the Obligors as being every order or decree of any governmental authority by which the Obligors or any of their subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Obligors and their subsidiaries, considered as a single enterprise. However, an officer of El Paso LLC and the Guarantor General Partner has certified in the Opinion Support Certificate that there are no Applicable Orders.
     “Delaware LLC Act” means the Delaware Limited Liability Company Act.
     “Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.
     “Disclosure Package” means the Preliminary Prospectus, as supplemented by the Pricing Term Sheet.
     “Obligor Organizational Documents” means, collectively, the following instruments, each in the form reviewed by us, as indicated above: (i) the Issuer Certificate of Formation; (ii)

the Issuer LLC Agreement; (iii) the Guarantor LP Certificate; and (iv) the Guarantor LP Agreement.
     “Person” means a natural person or a legal entity organized under the laws of any jurisdiction.
     “Transaction Documents” means collectively, the Underwriting Agreement, the Indenture and the Securities.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
     1. The Issuer has been duly formed and is validly existing as a limited liability company and in good standing under the laws of the State of Delaware. The Guarantor has been duly formed and is validly existing as a limited partnership and in good standing under the laws of the State of Delaware.
     2. The Issuer has the limited liability company power and authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under, the Transaction Documents and (ii) carry on its business and own its properties as described in the Registration Statement and the Prospectus. The Guarantor has the limited partnership power and authority under the laws of the State of Delaware to (i) execute and deliver, and to incur and perform all of its obligations under, the Transaction Documents to which it is a party and (ii) carry on its business and own its properties as described in the Registration Statement and the Prospectus.
     3. El Paso LLC owns 100% of the issued and outstanding member interests in the Guarantor General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the Guarantor GP LLC Agreement and are fully paid (to the extent required by the Guarantor GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and El Paso LLC owns such member interests free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming El Paso LLC as debtor is on file in the office of the Secretary of State of the State of Delaware.
     4. The Guarantor General Partner is the sole general partner of the Guarantor with a 2.0% general partner interest in the Guarantor, which after giving effect to the capital contribution to the Guarantor by the Guarantor General Partner pursuant to the Contribution Agreement and the capital contribution to the Guarantor by the Guarantor General Partner on the date hereof pursuant to the November 2010 equity offering, will be represented by 3,587,417 General Partner Units (as defined in the Guarantor LP Agreement); such general partner interest has been duly authorized and validly issued in accordance with the Guarantor LP Agreement; and the Guarantor General Partner owns such general partner interest free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Guarantor General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware.

     5. The Guarantor owns 100% of the issued and outstanding member interests in the Issuer; such limited liability company interests have been duly authorized and validly issued in accordance with the Issuer LLC Agreement and are fully paid (to the extent required by the Issuer LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Guarantor owns such limited liability company interests free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Guarantor as debtor is on file in the office of the Secretary of State of the State of Delaware.
     6. Each of the Transaction Documents has been duly authorized, executed and delivered by the Issuer. Each of the Underwriting Agreement and the Supplemental Indenture has been duly authorized, executed and delivered by the Guarantor.
     7. None of (i) the execution and delivery of, or the incurrence or performance by the Obligors of their respective obligations under, each of the Transaction Documents to which it is a party, each in accordance with its terms, (ii) the offering, issuance, sale and delivery of the Securities pursuant to the Underwriting Agreement, or (iii) the issuance of the guarantee of the Securities by the Guarantor (A) constituted, constitutes or will constitute a violation of any of the Obligor Organizational Documents, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of any Obligor pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) the Delaware LP Act, (v) the Delaware LLC Act, or (vi) Regulation T, U or X of the Board of Governors of the Federal Reserve System, or (E) resulted, results or will result in the contravention of any Applicable Order.
     8. No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for the execution and delivery by each of the Obligors of, the Transaction Documents to which it is a party or the incurrence or performance of its obligations thereunder, or the enforceability of any of such Transaction Documents against any of the Obligors that is a party thereto. As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Texas, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) the Delaware LP Act, (iv) the Delaware LLC Act, or (v) applicable laws of the United States of America.
     9. The statements under the captions “Description of Debt Securities” in the Base Prospectus and “Description of Notes” in the Preliminary Prospectus as supplemented by the Pricing Term Sheet and the Prospectus, insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.

     10. The statements in the Preliminary Prospectus and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.
     11. The Indenture constitutes a valid and binding obligation of each of the Obligors, enforceable against each of them in accordance with its terms, under applicable laws of the State of New York.
     12. When authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the Securities will constitute valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, under applicable laws of the State of New York.
     13. When the Securities have been authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the guarantee of the Securities included in the Indenture will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with the terms of the Indenture, under applicable laws of the State of New York.
     14. The Issuer is not, and immediately after giving effect to the issuance and sale of the Securities occurring today and the application of proceeds therefrom as described in the Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.
     In addition, we have participated in conferences with officers and other representatives of the Obligors, the independent registered public accounting firm for the Obligors, your counsel and your representatives at which the contents of the Registration Statement, the Disclosure Package and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs 9 and 10 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Obligors), (a) we confirm to you that, in our opinion, each of the Registration Statement, as of its effective date, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations; provided, however, that we express no opinion, statement or belief as to Regulation S-T, (b) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement or any of the Incorporated Documents and are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus or any of the Incorporated Documents, and are not so summarized and (c) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it became effective contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (including the Incorporated Documents), as of [__:__] p.m., Eastern time, on November [__], 2010 (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter) contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of its date and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief in this letter with respect to (i) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package, (iii) the Form T-1 included as an exhibit to the Registration Statement and representations and warranties and other statements of fact included in the exhibits to the Registration Statement or Incorporated Documents.
     Furthermore, we advise you that (i) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Registration Statement became effective upon filing under Rule 462(e) under the Securities Act. In addition, we have been orally advised by the SEC that no stop order suspending the effectiveness of the Registration Statement has been issued. To our knowledge based solely upon such oral communication with the SEC, no proceedings for that purpose have been instituted or are pending or threatened by the SEC.
     We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) certain other specified laws of the United States of America to the extent referred to specifically herein, and (v) the Delaware LP Act and the Delaware LLC Act, as applicable. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraphs 7 and 8 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.
     Our opinions expressed herein are subject to the following additional assumptions and qualifications:
     (i) The opinions set forth in paragraph 1 above as to the valid existence and good standing of the Obligors are based solely upon our review of certificates and other communications from the appropriate public officials.
     (ii) In rendering the opinions set forth in paragraph 7 above regarding Applicable Agreements, we do not express any opinion, however, as to whether the execution or delivery by the Obligors of the Transaction Documents, or the incurrence or performance by any of the

Obligors of its obligations thereunder, will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operation of any of the Obligors.
     (iii) The opinion set forth in paragraph 10 above with respect to United States federal income tax consequences is based upon our interpretations of current United States federal income tax law, including court authority and existing final and temporary U.S. Treasury regulations, which are subject to change both prospectively and retroactively, and upon the assumptions and qualifications discussed herein. We note that such opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. Such opinion is not binding upon the Internal Revenue Service or courts, and there is no guarantee that the Internal Revenue Service will not successfully challenge our conclusions. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of our conclusions.
     (iv) Treasury Circular 230 Disclosure. This disclosure is provided to comply with Treasury Circular 230. The opinion set forth in paragraph 10 of this letter is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on the person. Such opinion was written to support the promoting, marketing or recommending of the transactions or matters addressed by this written advice, and the taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. No limitation has been imposed by our firm on disclosure of the tax treatment or tax structure of the transaction.
     (v) Our opinions in paragraphs 11, 12 and 13 above may be:
     (1) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally; and
     (2) subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.
     (vi) Our opinions in paragraphs 11, 12 and 13 insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any such provision if such legality, validity, binding effect or enforceability is determined by any other court, and we call your attention to the decision of the United States District Court for the Southern District of New York in Lehman Brothers Commercial Corp. v. Minmetals Int’l Non-Ferrous Metals Trading Co., 179 F. Supp. 2d 119 (S.D.N.Y. 2000), which, among other things, contains dicta relating to possible constitutional limitations upon said

Section 5-1401. We express no opinion as to any such constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.
     (vii) We express no opinion as to the validity, effect or enforceability of any provisions:
     (1) purporting to establish evidentiary standards or limitations periods for suits or proceedings to enforce such documents or otherwise, to establish certain determinations (including determinations of contracting parties and judgments of courts) as conclusive or conclusive absent manifest error, to commit the same to the discretion of any Person or permit any Person to act in its sole judgment or to waive rights to notice;
     (2) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;
     (3) relating to severability or separability;
     (4) purporting to limit the liability of, or to exculpate, any Person, including without limitation any provision that purports to waive liability for violation of securities laws;
     (5) purporting to waive damages;
     (6) that constitute an agreement to agree in the future on any matter;
     (7) that relate to indemnification, contribution or reimbursement obligations to the extent any such provisions (i) would purport to require any Person to provide indemnification, contribution or reimbursement in respect of the negligence, recklessness, willful misconduct or unlawful or wrongful behavior of any Person, (ii) violate any law, rule or regulation (including any federal or state securities law, rule or regulation) or (iii) are determined to be contrary to public policy;
     (8) purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts; or
     (9) purporting to obligate any party to conform to a standard that may not be objectively determinable or employing items that are vague or have no commonly accepted meaning in the context in which used.
     (viii) We express no opinion as to the validity, effect or enforceability of Section 6.7(a) of the Indenture.
     (ix) In making our examination of executed documents, we have assumed (except to the extent that we expressly opine above) (1) the valid existence and good standing of each of the parties thereto, (2) that such parties had the power and authority, corporate, partnership, limited liability company or other, to enter into and to incur and perform all their obligations thereunder, (3) the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and (4) to the extent such documents purport to constitute agreements, that each of such documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. In this paragraph (ix), all references to parties to documents shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.
     (x) Except to the extent that we expressly opine above, we have assumed that the execution and delivery of the Transaction Documents, and the incurrence and performance of the obligations thereunder of the parties thereto do not and will not contravene, breach, violate or constitute a default under (with the giving of notice, the passage of time or otherwise) (a) the certificate or articles of incorporation, certificate of formation, charter, bylaws, limited liability company agreement, limited partnership agreement or similar organic document of any such party, (b) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, (c) any statute, law, rule, or regulation, (d) any judicial or administrative order or decree of any governmental authority, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, in each case, to which any party to the Transaction Documents or any of its subsidiaries or any of their respective properties may be subject, or by which any of them may be bound or affected. Further, we have assumed the compliance by each such party, other than the Obligors, with all laws, rules and regulations applicable to it, as well as the compliance by the each of the Obligors, and each other person (if any) directly or indirectly acting on its behalf, with all laws, rules and regulations that may be applicable to it by virtue of the particular nature of the business conducted by it or any goods or services produced or rendered by it or property owned, operated or leased by it, or any other facts pertaining specifically to it. In this paragraph (x), all references to parties to the Transaction Documents, other than the first such reference, shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.
     (xi) We express no opinion as to the effect of the laws of any jurisdiction in which any holder of any Security is located (other than the State of New York) that limit the interest, fees or other charges such holder may impose for the loan or use of money or other credit.
     (xii) Except to the extent that we expressly opine above, we have assumed that no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body (other than routine informational filings, filings under the Securities Act and filings under the Securities Exchange Act of 1934, as amended) is required to authorize, or is required in connection with the transactions contemplated by the Transaction Documents, the execution or delivery thereof by or on behalf of any party thereto or the incurrence or performance by any of the parties thereto of its obligations thereunder.
     (xiii) We advise you that certain of the guaranty and surety waivers contained in the Indenture may be unenforceable in whole or in part.

     This opinion is being furnished only to you in connection with the sale of the Securities under the Underwriting Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.
Very truly yours